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                                                                     Exhibit 3.4

                          ARTICLES OF AMENDMENT TO THE
                          ARTICLES OF INCORPORATION OF
                             GENESIS FINANCIAL, INC.


         Pursuant to RCWss.23B.10.060, Genesis Financial, Inc. (the "Company") adopts these Articles of Amendment to the Amended and Restated Articles of Incorporation. The following information relative to this restatement is provided:

I. Name.

         The name of the Corporation is Genesis Financial, Inc., a Washington corporation.

II. Amendments.

         The Articles of Amendment to the Amended and Restated Articles of Incorporation include a change to ARTICLE 3 - SHARES. The change creates 100,000 shares of Series A Cumulative Preferred Stock and sets out the relative powers, preferences, and rights of the Series A Cumulative Preferred Stock. The full text of the revised Article 3 is set forth in italics below. The new language added to Article 3 is set forth in bold italics.

         ARTICLE 3.  SHARES.

         This corporation shall have authority to issue two classes of stock, designated as Common Stock and Preferred Stock.

         The total number of shares of Common Stock that the corporation will have authority to issue is One Hundred Million (100,000,000). Each share of Common Stock shall have a par value of $0.001 per share. All of the Common Stock authorized herein shall have equal voting rights and powers without restrictions in preference.

         The total number of shares of Preferred Stock that the corporation will have authority to issue is Ten Million (10,000,000). Each share of Preferred Stock will have a stated value of $.001 per share. The authorized but unissued shares of Preferred Stock may be divided into, and issued in, designated series, from time to time, by one or more resolutions of adopted by the Board of Directors. The Directors, in their sole discretion, shall have the power to determine the relative powers, preferences, and rights of each series of preferred stock.

         THE FIRST SERIES OF PREFERRED STOCK SHALL BE DESIGNATED SERIES A CUMULATIVE PREFERRED STOCK, AND SHALL CONSIST OF 100,000 SHARES WITH A DESIGNATED PAR VALUE OF $10.00 PER SHARE. THE RELATIVE RIGHTS AND PREFERENCES, AND THE QUALIFICATIONS, LIMITATIONS, AND/OR RESTRICTIONS OF THE SERIES A CUMULATIVE PREFERRED STOCK ARE AS FOLLOWS:

1. CERTAIN DEFINITIONS. UNLESS THE CONTEXT OTHERWISE REQUIRES, THE TERMS DEFINED IN THIS PARAGRAPH 1 SHALL HAVE, FOR ALL PURPOSES OF THIS RESOLUTION, THE MEANINGS HEREIN SPECIFIED.


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         (A)      COMMON STOCK MEANS ALL SHARES NOW OR HEREAFTER AUTHORIZED OF
                  ANY CLASS OF COMMON STOCK OF THE CORPORATION AND ANY OTHER STOCK OF THE CORPORATION, HOWSOEVER DESIGNATED, AUTHORIZED AFTER THE ISSUE DATE, WHICH HAS THE RIGHT (SUBJECT ALWAYS TO PRIOR RIGHTS OF ANY CLASS OR SERIES OF PREFERRED STOCK) TO PARTICIPATE IN THE DISTRIBUTION OF THE ASSETS AND EARNINGS OF THE CORPORATION WITHOUT LIMIT AS TO PER SHARE AMOUNT.

         (B) DIVIDEND PAYMENT DATE MEANS MARCH 31, JUNE 30, SEPTEMBER 30 AND DECEMBER 31 OF EACH YEAR, BEGINNING ON THE LAST DAY OF THE FIRST FULL QUARTER IN WHICH THE FIRST SHARES OF PREFERRED STOCK ARE ISSUED.

         (C) DIVIDEND PERIOD MEANS (A) THE PERIOD BEGINNING ON THE ISSUE DATE AND ENDING ON THE FIRST DIVIDEND PAYMENT DATE AND (B) EACH QUARTERLY PERIOD BETWEEN DIVIDEND PAYMENT DATES.

         (D) ISSUE DATE MEANS THE DATE THAT SHARES OF PREFERRED STOCK ARE FIRST ISSUED BY THE CORPORATION.

         (E) JUNIOR STOCK MEANS (A) FOR PURPOSES OF PARAGRAPH 2 BELOW, THE COMMON STOCK AND ANY OTHER CLASS OR SERIES OF STOCK OF THE CORPORATION NOT ENTITLED TO RECEIVE ANY DIVIDENDS IN ANY DIVIDEND PERIOD UNLESS ALL DIVIDENDS REQUIRED TO HAVE BEEN PAID OR DECLARED AND SET APART FOR PAYMENT ON THE PREFERRED STOCK SHALL HAVE BEEN SO PAID OR DECLARED AND SET APART FOR PAYMENT AND (B) FOR PURPOSES OF PARAGRAPH 3 BELOW, ANY CLASS OR SERIES OF STOCK OF THE CORPORATION NOT ENTITLED TO RECEIVE ANY ASSETS UPON THE LIQUIDATION, DISSOLUTION OR WINDING UP OF THE AFFAIRS OF THE CORPORATION UNTIL THE PREFERRED STOCK SHALL HAVE RECEIVED THE ENTIRE AMOUNT TO WHICH SUCH STOCK IS ENTITLED UPON SUCH LIQUIDATION, DISSOLUTION OR WINDING UP.

         (F) LIQUIDATION PREFERENCE MEANS, ON ANY DATE, THE SUM OF $10.00 PER SHARE OF PREFERRED STOCK.

         (G) PARITY STOCK MEANS (A) FOR PURPOSES OF PARAGRAPH 2 BELOW, ANY OTHER CLASS OR SERIES OF STOCK OF THE CORPORATION ENTITLED TO RECEIVE PAYMENT OF DIVIDENDS ON A PARITY WITH THE PREFERRED STOCK AND (B) FOR PURPOSES OF PARAGRAPH 3 BELOW, ANY OTHER CLASS OR SERIES OF STOCK OF THE CORPORATION ENTITLED TO RECEIVE ASSETS UPON THE LIQUIDATION, DISSOLUTION OR WINDING UP OF THE AFFAIRS OF THE CORPORATION ON A PARITY WITH THE PREFERRED STOCK.

         (H) RECORD DATE MEANS, WITH RESPECT TO THE DIVIDEND PAYABLE ON MARCH 31, JUNE 30, SEPTEMBER 30 AND DECEMBER 31, RESPECTIVELY, OF EACH YEAR, THE PRECEDING MARCH 15, JUNE 15, SEPTEMBER 15 AND DECEMBER 15, OR SUCH OTHER RECORD DATE DESIGNATED BY THE BOARD OF DIRECTORS OF THE CORPORATION WITH RESPECT TO THE DIVIDEND PAYABLE ON SUCH RESPECTIVE DIVIDEND PAYMENT DATE.

         (I) REDEMPTION AGENT SHALL HAVE THE MEANING SET FORTH IN SUBPARAGRAPH 4(D) BELOW.

         (J) REDEMPTION DATE MEANS THE DATE FIXED FOR REDEMPTION OF THE PREFERRED STOCK PURSUANT TO PARAGRAPH 4 BELOW OR, IF THE CORPORATION SHALL DEFAULT IN THE PAYMENT OF THE REDEMPTION PRICE ON SUCH DATE, THE DATE THE CORPORATION ACTUALLY MAKES SUCH PAYMENT.


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         (K)      REDEMPTION PRICE MEANS THE PRICE TO BE PAID UPON REDEMPTION OF
                  THE PREFERRED STOCK, AS DETERMINED IN ACCORDANCE WITH
                  PARAGRAPH 4 BELOW.

         (L) SENIOR STOCK MEANS (A) FOR PURPOSES OF PARAGRAPH 2 BELOW, ANY CLASS OR SERIES OF STOCK OF THE CORPORATION ISSUED AFTER THE ISSUE DATE RANKING SENIOR TO THE PREFERRED STOCK IN RESPECT OF THE RIGHT TO RECEIVE DIVIDENDS, AND (B) FOR PURPOSES OF PARAGRAPH 3 BELOW, ANY CLASS OR SERIES OF STOCK OF THE CORPORATION ISSUED AFTER THE ISSUE DATE RANKING SENIOR TO THE PREFERRED STOCK IN RESPECT OF THE RIGHT TO RECEIVE ASSETS UPON THE LIQUIDATION, DISSOLUTION OR WINDING UP OF THE AFFAIRS OF THE CORPORATION.

         (M)      SUBSCRIPTION PRICE MEANS $10.00 PER SHARE.

         (N) SUBSIDIARY MEANS (A) A CORPORATION MORE THAN 50% OF THE COMBINED VOTING POWER OF THE OUTSTANDING VOTING STOCK OF WHICH IS OWNED, DIRECTLY OR INDIRECTLY, BY THE CORPORATION, OR BY ONE OR MORE SUBSIDIARIES, OR BY THE CORPORATION AND ONE OR MORE SUBSIDIARIES, (B) A PARTNERSHIP OF WHICH THE CORPORATION, OR ONE OR MORE OTHER SUBSIDIARIES, OR THE CORPORATION AND ONE OR MORE SUBSIDIARIES, DIRECTLY OR INDIRECTLY, IS THE GENERAL PARTNER AND HAS THE POWER TO DIRECT THE POLICIES MANAGEMENT AND AFFAIRS OR (C) ANY OTHER PERSON (OTHER THAN A CORPORATION) IN WHICH THE CORPORATION, OR ONE OR MORE SUBSIDIARIES, OR THE CORPORATION AND ONE OR MORE SUBSIDIARIES, DIRECTLY OR INDIRECTLY, HAS AT LEAST A MAJORITY OWNERSHIP INTEREST AND POWER TO DIRECT THE POLICIES, MANAGEMENT AND AFFAIRS THEREOF.

2.       DIVIDENDS.

         (A) DIVIDEND RATE. SUBJECT TO THE PRIOR PREFERENCES AND OTHER RIGHTS OF ANY SENIOR STOCK, THE HOLDERS OF PREFERRED STOCK SHALL BE ENTITLED TO RECEIVE, OUT OF FUNDS LEGALLY AVAILABLE FOR THAT PURPOSE, CASH DIVIDENDS AT THE RATE OF EIGHT PERCENT (8%) PER ANNUM (THE "DIVIDEND RATE"). SUCH DIVIDENDS SHALL BE CUMULATIVE FROM THE ISSUE DATE AND SHALL BE PAYABLE IN ARREARS, WHEN AND AS DECLARED BY THE BOARD OF DIRECTORS, ON EACH DIVIDEND PAYMENT DATE, PROVIDED THAT IF ANY SUCH PAYMENT DATE IS NOT A BUSINESS DAY THEN SUCH DIVIDEND SHALL BE PAYABLE ON THE NEXT BUSINESS DAY. THE DIVIDENDS PER SHARE OF PREFERRED STOCK FOR ANY FULL QUARTERLY PERIOD SHALL BE COMPUTED BY MULTIPLYING THE DIVIDEND RATE FOR SUCH DIVIDEND PERIOD BY THE LIQUIDATION PREFERENCE PER SHARE AND DIVIDING THE RESULT BY FOUR. DIVIDENDS PAYABLE FOR ANY PERIOD LESS THAN A FULL QUARTERLY DIVIDEND PERIOD SHALL BE COMPUTED ON THE BASIS OF A 360-DAY YEAR OF TWELVE 30-DAY MONTHS AND THE ACTUAL NUMBER OF DAYS ELAPSED FOR ANY PERIOD LESS THAN ONE MONTH.

                  DIVIDENDS SHALL BE PAID TO THE HOLDERS OF RECORD OF THE PREFERRED STOCK AS THEIR NAMES APPEAR ON THE SHARE REGISTER OF THE CORPORATION ON THE CORRESPONDING RECORD DATE. DIVIDENDS ON ACCOUNT OF ARREARS FOR ANY PAST DIVIDEND PERIODS MAY BE DECLARED AND PAID AT ANY TIME, WITHOUT REFERENCE TO ANY DIVIDEND PAYMENT DATE, TO HOLDERS OF RECORD ON SUCH DATE, NOT EXCEEDING FIFTY (50) DAYS PRECEDING THE PAYMENT DATE THEREOF, AS MAY BE FIXED BY THE BOARD OF DIRECTORS.


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         (B)      PARTIAL DISTRIBUTIONS. IF FULL CASH DIVIDENDS ARE NOT PAID OR
                  MADE AVAILABLE TO THE HOLDERS OF ALL OUTSTANDING SHARES OF PREFERRED STOCK AND OF ANY PARITY STOCK, AND FUNDS AVAILABLE SHALL BE INSUFFICIENT TO PERMIT PAYMENT IN FULL IN CASH TO ALL SUCH HOLDERS OF THE PREFERENTIAL AMOUNTS TO WHICH THEY ARE THEN ENTITLED, THE ENTIRE AMOUNT AVAILABLE FOR PAYMENT OF CASH DIVIDENDS SHALL BE DISTRIBUTED AMONG THE HOLDERS OF THE PREFERRED STOCK AND OF ANY PARITY STOCK RATABLY IN PROPORTION TO THE FULL AMOUNT TO WHICH THEY WOULD OTHERWISE BE RESPECTIVELY ENTITLED, AND ANY REMAINDER NOT PAID IN CASH TO THE HOLDERS OF THE PREFERRED STOCK SHALL CUMULATE AS PROVIDED IN SUBPARAGRAPH 2(C) BELOW.

         (C) CUMULATIVE AFFECT. IF, ON ANY DIVIDEND PAYMENT DATE, THE HOLDERS OF THE PREFERRED STOCK SHALL NOT HAVE RECEIVED THE FULL DIVIDENDS PROVIDED FOR IN THE OTHER PROVISIONS OF THIS PARAGRAPH 2, THEN SUCH DIVIDENDS SHALL CUMULATE, WHETHER OR NOT EARNED OR DECLARED, WITH ADDITIONAL DIVIDENDS THEREON FOR EACH SUCCEEDING FULL DIVIDEND PERIOD DURING WHICH SUCH DIVIDENDS SHALL REMAIN UNPAID. UNPAID DIVIDENDS FOR ANY PERIOD LESS THAN A FULL DIVIDEND PERIOD SHALL CUMULATE ON A DAY-TO-DAY BASIS AND SHALL BE COMPUTED ON THE BASIS OF A 360-DAY YEAR.

         (D) RESTRICTION ON PAYMENTS TO OTHERS. SO LONG AS ANY SHARES OF PREFERRED STOCK SHALL BE OUTSTANDING, THE CORPORATION SHALL NOT (I) DECLARE OR PAY ANY DIVIDEND OR MAKE ANY DISTRIBUTION ON ANY JUNIOR STOCK, WHETHER IN CASH, PROPERTY OR OTHERWISE (OTHER THAN DIVIDENDS PAYABLE IN SHARES OF THE CLASS OR SERIES UPON WHICH SUCH DIVIDENDS ARE DECLARED OR PAID, OR PAYABLE IN SHARES OF COMMON STOCK WITH RESPECT TO JUNIOR STOCK OTHER THAN COMMON STOCK), OR (II) PURCHASE OR REDEEM, OR PERMIT ANY SUBSIDIARY TO PURCHASE OR REDEEM ANY JUNIOR STOCK, OR PAY OR MAKE AVAILABLE ANY MONIES FOR A SINKING FUND FOR THE PURCHASE OR REDEMPTION OF ANY JUNIOR STOCK, UNLESS ALL DIVIDENDS TO WHICH THE HOLDERS OF PREFERRED STOCK SHALL HAVE BEEN ENTITLED FOR ALL PREVIOUS DIVIDEND PERIODS SHALL HAVE BEEN PAID OR DECLARED AND A SUM OF MONEY SUFFICIENT FOR THE PAYMENT THEREOF SET APART.

3. DISTRIBUTIONS UPON LIQUIDATION, DISSOLUTION OR WINDING UP. UPON ANY VOLUNTARY OR INVOLUNTARY LIQUIDATION, DISSOLUTION OR OTHER WINDING UP OF THE AFFAIRS OF THE CORPORATION, SUBJECT TO THE PRIOR PREFERENCES AND OTHER RIGHTS OF ANY SENIOR STOCK, BUT BEFORE ANY DISTRIBUTION OR PAYMENT SHALL BE MADE TO THE HOLDERS OF JUNIOR STOCK, THE HOLDERS OF THE PREFERRED STOCK SHALL BE ENTITLED TO BE PAID, TO THE EXTENT
         POSSIBLE: (A) THE LIQUIDATION PREFERENCE ON THE DATE OF DETERMINATION, AND (B) THE AMOUNT OF ANY CUMULATED DIVIDENDS THEN OWING. IF SUCH PAYMENT SHALL HAVE BEEN MADE IN FULL TO THE HOLDERS OF THE PREFERRED STOCK, AND IF PAYMENT SHALL HAVE BEEN MADE IN FULL TO THE HOLDERS OF ANY SENIOR STOCK AND PARITY STOCK OF ALL AMOUNTS TO WHICH SUCH HOLDERS SHALL BE ENTITLED, THE REMAINING ASSETS AND FUNDS OF THE CORPORATION SHALL BE DISTRIBUTED AMONG THE HOLDERS OF JUNIOR STOCK, ACCORDING TO THEIR RESPECTIVE SHARES AND PRIORITIES. IF, UPON ANY SUCH LIQUIDATION, DISSOLUTION OR OTHER WINDING UP OF THE AFFAIRS OF THE CORPORATION, THE NET ASSETS OF THE CORPORATION DISTRIBUTABLE AMONG THE HOLDERS OF ALL OUTSTANDING SHARES OF THE PREFERRED STOCK AND OF ANY PARITY STOCK SHALL BE INSUFFICIENT TO PERMIT THE PAYMENT IN FULL TO SUCH HOLDERS OF THE PREFERENTIAL AMOUNTS TO WHICH THEY ARE ENTITLED, THEN THE ENTIRE NET ASSETS OF THE CORPORATION REMAINING AFTER THE


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         DISTRIBUTIONS TO HOLDERS OF ANY SENIOR STOCK OF THE FULL AMOUNTS TO
         WHICH THEY MAY BE ENTITLED SHALL BE DISTRIBUTED AMONG THE HOLDERS OF THE PREFERRED STOCK AND OF ANY PARITY STOCK RATABLY IN PROPORTION TO THE FULL AMOUNTS TO WHICH THEY WOULD OTHERWISE BE RESPECTIVELY ENTITLED. NEITHER THE CONSOLIDATION OR MERGER OF THE CORPORATION INTO OR WITH ANOTHER CORPORATION OR CORPORATIONS, NOR THE SALE OF ALL OR SUBSTANTIALLY ALL OF THE ASSETS OF THE CORPORATION TO ANOTHER CORPORATION OR CORPORATIONS SHALL BE DEEMED A LIQUIDATION, DISSOLUTION OR WINDING UP OF THE AFFAIRS OF THE CORPORATION WITHIN THE MEANING OF THIS PARAGRAPH 3.

4.       REDEMPTION BY THE CORPORATION.

         (A) OPTIONAL REDEMPTION. THE PREFERRED STOCK SHALL NOT BE REDEEMED IN WHOLE OR IN PART PRIOR TO DECEMBER 31, 2004. ON AND AFTER DECEMBER 31, 2004, THE PREFERRED STOCK MAY BE REDEEMED BY THE CORPORATION IN CASH AT ANY TIME IN WHOLE OR (EXCEPT AS SET FORTH BELOW), FROM TIME TO TIME IN PART, AT THE OPTION OF THE CORPORATION, AT A REDEMPTION PRICE PER SHARE 105% OF THE LIQUIDATION PREFERENCE.

                  THE CORPORATION SHALL NOT REDEEM LESS THAN ALL OF THE OUTSTANDING SHARES OF PREFERRED STOCK PURSUANT TO THIS SUBPARAGRAPH 4(A) ABOVE AT ANY TIME UNLESS ALL CUMULATIVE DIVIDENDS ON THE PREFERRED STOCK FOR ALL PREVIOUS QUARTERLY DIVIDEND PERIODS HAVE BEEN PAID OR DECLARED AND FUNDS SET APART FOR PAYMENT OF ANY DECLARED BUT UNPAID DIVIDENDS.

         (B) MANDATORY REDEMPTION. THE CORPORATION SHALL REDEEM ALL OUTSTANDING SHARES OF PREFERRED STOCK ON DECEMBER 31, 2008, AT AN AMOUNT PER SHARE EQUAL TO 105% OF THE LIQUIDATION PREFERENCE THEREOF, ON THE REDEMPTION DATE.

         (C) REDEMPTION NOTICE. A REDEMPTION NOTICE SHALL BE SENT BY OR ON BEHALF OF THE CORPORATION, BY FIRST CLASS MAIL, POSTAGE PREPAID, TO THE HOLDERS OF RECORD OF THE SHARES TO BE REDEEMED AT THEIR RESPECTIVE ADDRESSES AS THEY SHALL APPEAR ON THE RECORDS OF THE CORPORATION, NOT LESS THAN THIRTY (30) DAYS NOR MORE THAN SIXTY (60) DAYS PRIOR TO THE REDEMPTION DATE (I) NOTIFYING SUCH HOLDERS OF THE ELECTION OF THE CORPORATION TO REDEEM SUCH SHARES AND OF THE DATE OF REDEMPTION, (II) STATING THE PLACE OR PLACES AT WHICH THE SHARES CALLED FOR REDEMPTION SHALL, UPON PRESENTATION AND SURRENDER OF THE CERTIFICATES EVIDENCING SUCH SHARES, BE REDEEMED, AND THE REDEMPTION PRICE THEREFOR, AND (III) STATING THE NAME AND ADDRESS OF THE REDEMPTION AGENT, AND THE NAME AND ADDRESS OF THE CORPORATION'S TRANSFER AGENT FOR THE PREFERRED STOCK. THE CORPORATION MAY ACT AS THE TRANSFER AGENT FOR THE PREFERRED STOCK. IF LESS THAN ALL OF THE OUTSTANDING SHARES OF PREFERRED STOCK ARE TO BE REDEEMED, SUCH SHARES SHALL BE REDEEMED PRO RATA OR BY LOT AS DETERMINED BY THE BOARD OF DIRECTORS IN ITS SOLE DISCRETION.

         (D) REDEMPTION AGENT. THE CORPORATION MAY ACT AS THE REDEMPTION AGENT TO REDEEM THE PREFERRED STOCK. THE CORPORATION OR SUCH OTHER ENTITY SELECTED BY THE COMPANY TO ACT AS ITS AGENT IN THE REDEMPTION IS HEREINAFTER REFERRED TO AS THE "REDEMPTION AGENT." PRIOR TO ANY REDEMPTION, THE CORPORATION SHALL DELIVER TO THE REDEMPTION AGENT IRREVOCABLE WRITTEN INSTRUCTIONS AUTHORIZING THE REDEMPTION AGENT, ON BEHALF AND AT THE EXPENSE OF THE CORPORATION, TO CAUSE SUCH NOTICE OF REDEMPTION TO BE DULY MAILED AS HEREIN PROVIDED AS SOON AS


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                  PRACTICABLE AFTER RECEIPT OF SUCH IRREVOCABLE INSTRUCTIONS AND
                  IN ACCORDANCE WITH THE ABOVE PROVISIONS. ALL FUNDS NECESSARY FOR THE REDEMPTION SHALL BE DEPOSITED WITH THE REDEMPTION
                  AGENT IN TRUST AT LEAST TWO BUSINESS DAYS PRIOR TO THE REDEMPTION DATE, FOR THE PRO RATA BENEFIT OF THE HOLDERS OF
                  THE SHARES SO CALLED FOR REDEMPTION. NEITHER FAILURE TO MAIL ANY SUCH NOTICE TO ONE OR MORE SUCH HOLDERS NOR ANY DEFECT IN ANY NOTICE SHALL AFFECT THE SUFFICIENCY OF THE PROCEEDINGS FOR REDEMPTION AS TO OTHER HOLDERS.

         (E) SHAREHOLDER RIGHTS IN REDEMPTION. IF A REDEMPTION NOTICE SHALL HAVE BEEN GIVEN AS HEREINBEFORE PROVIDED, AND THE CORPORATION SHALL NOT DEFAULT IN THE PAYMENT OF THE REDEMPTION PRICE, THEN EACH HOLDER OF SHARES CALLED FOR REDEMPTION SHALL BE ENTITLED TO ALL PREFERENCES AND RELATIVE AND OTHER RIGHTS ACCORDED BY THIS RESOLUTION UNTIL AND INCLUDING THE REDEMPTION DATE. FROM AND AFTER THE REDEMPTION DATE THE SHARES CALLED FOR REDEMPTION SHALL NO LONGER BE DEEMED TO BE OUTSTANDING, AND ALL RIGHTS OF THE HOLDERS OF SUCH SHARES SHALL CEASE AND TERMINATE, EXCEPT THE RIGHT OF THE HOLDERS OF SUCH SHARES, UPON SURRENDER OF CERTIFICATES THEREFORE, TO RECEIVE AMOUNTS TO BE PAID HEREUNDER.

         (F) DEPOSIT OF REDEMPTION FUNDS. THE DEPOSIT OF MONIES IN TRUST WITH THE REDEMPTION AGENT SHALL BE IRREVOCABLE EXCEPT THAT THE CORPORATION SHALL BE ENTITLED TO RECEIVE FROM THE REDEMPTION AGENT THE INTEREST OR OTHER EARNINGS, IF ANY, EARNED ON ANY MONIES SO DEPOSITED IN TRUST, AND THE HOLDERS OF ANY SHARES REDEEMED SHALL HAVE NO CLAIM TO SUCH INTEREST OR OTHER EARNINGS, AND ANY BALANCE OF MONIES SO DEPOSITED BY THE CORPORATION AND UNCLAIMED BY THE HOLDERS OF THE PREFERRED STOCK ENTITLED THERETO AT THE EXPIRATION OF TWO YEARS FROM THE REDEMPTION DATE SHALL BE REPAID, TOGETHER WITH ANY INTEREST OR OTHER EARNINGS THEREON, TO THE CORPORATION, AND AFTER ANY SUCH REPAYMENT, THE HOLDERS OF THE SHARES ENTITLED TO THE FUNDS SO REPAID TO THE CORPORATION SHALL LOOK ONLY TO THE CORPORATION FOR SUCH PAYMENT, WITHOUT INTEREST.

5.       VOTING RIGHTS.

         (A) GENERALLY. THE HOLDERS OF PREFERRED STOCK SHALL HAVE NO VOTING RIGHTS EXCEPT AS SET FORTH HEREIN OR AS REQUIRED BY LAW.

         (B) CERTAIN ACTIONS. WITHOUT THE CONSENT OF THE HOLDERS OF AT LEAST A MAJORITY OF THE SHARES OF PREFERRED STOCK THEN OUTSTANDING, GIVEN BY CONSENT IN WRITING OR BY VOTE AT A MEETING OF STOCKHOLDERS CALLED FOR SUCH PURPOSE, THE CORPORATION WILL NOT:

                  I.       INCREASE THE AUTHORIZED NUMBER OF SHARES OF PREFERRED
                           STOCK;

                  II. CREATE, ISSUE OR INCREASE THE AUTHORIZED NUMBER OF SHARES OF ANY OTHER CLASS OF PARITY STOCK OR SENIOR STOCK;

                  III. AMEND, ALTER OR REPEAL ANY PROVISION OF THE CERTIFICATE OF INCORPORATION OR THIS CERTIFICATE IF SUCH ACTION COULD ADVERSELY AFFECT THE RIGHTS, PREFERENCES OR PRIVILEGES OF THE PREFERRED STOCK;

                  IV. MERGE OR CONSOLIDATE WITH OR INTO ANY OTHER PERSON, OR SELL SUBSTANTIALLY ALL OF ITS ASSETS OR BUSINESS TO ANY OTHER PERSON, EXCEPT THAT THE CORPORATION MAY MERGE WITH ANY OTHER PERSON IF THE CORPORATION IS THE ENTITY SURVIVING SUCH MERGER AND SUCH MERGER DOES NOT ADVERSELY AFFECT THE RIGHTS, PREFERENCES AND PRIVILEGES OF THE PREFERRED STOCK.

         6. CAPITAL. ON ANY REDEMPTION OF PREFERRED STOCK, THE CORPORATION'S CAPITAL SHALL BE REDUCED BY AN AMOUNT EQUAL TO THE SUBSCRIPTION PRICE MULTIPLIED BY THE NUMBER OF SHARES OF PREFERRED STOCK REDEEMED ON SUCH DATE. THE PROVISIONS OF THIS PARAGRAPH 6 SHALL APPLY TO ALL CERTIFICATES REPRESENTING PREFERRED STOCK WHETHER OR NOT ALL SUCH CERTIFICATES HAVE BEEN SURRENDERED TO THE CORPORATION.

         7. EXCLUSION OF OTHER RIGHTS. EXCEPT AS MAY OTHERWISE BE REQUIRED BY LAW, THE SHARES OF PREFERRED STOCK SHALL NOT HAVE ANY PREFERENCES OR RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS, OTHER THAN THOSE SPECIFICALLY SET FORTH IN THIS RESOLUTION (AS SUCH RESOLUTION MAY BE AMENDED FROM TIME TO TIME) AND IN THE CORPORATION'S CERTIFICATE OF INCORPORATION. THE SHARES OF PREFERRED STOCK SHALL HAVE NO PREEMPTIVE OR SUBSCRIPTION RIGHTS.

         8. HEADINGS OF SUBDIVISIONS. THE HEADINGS OF THE VARIOUS SUBDIVISIONS HEREOF ARE FOR CONVENIENCE OF REFERENCE ONLY AND SHALL NOT AFFECT THE INTERPRETATION OF ANY OF THE PROVISIONS HEREOF.

         9. SEVERABILITY OF PROVISIONS. IF ANY RIGHT, PREFERENCE OR LIMITATION OF THE PREFERRED STOCK SET FORTH IN THIS RESOLUTION (AS SUCH RESOLUTION MAY BE AMENDED FROM TIME TO TIME) IS INVALID, UNLAWFUL OR INCAPABLE OF BEING ENFORCED BY REASON OF ANY RULE OF LAW OR PUBLIC POLICY, ALL OTHER RIGHTS, PREFERENCES AND LIMITATIONS SET FORTH IN THIS RESOLUTION (AS SO AMENDED) WHICH CAN BE GIVEN EFFECT WITHOUT THE INVALID, UNLAWFUL OR UNENFORCEABLE RIGHT, PREFERENCE OR LIMITATION SHALL, NEVERTHELESS, REMAIN IN FULL FORCE AND EFFECT, AND NO RIGHT, PREFERENCE OR LIMITATION HEREIN SET FORTH SHALL BE DEEMED DEPENDENT UPON ANY OTHER SUCH RIGHT, PREFERENCE OR LIMITATION UNLESS SO EXPRESSED HEREIN.

         10. STATUS OF REACQUIRED SHARES. SHARES OF PREFERRED STOCK WHICH HAVE BEEN ISSUED AND REACQUIRED IN ANY MANNER SHALL (UPON COMPLIANCE WITH ANY APPLICABLE PROVISIONS OF THE LAWS OF THE STATE OF WASHINGTON) HAVE THE STATUS OF AUTHORIZED AND UNISSUED SHARES OF PREFERRED STOCK ISSUABLE IN SERIES AND, SUBJECT TO THE PROVISIONS HEREOF, MAY BE REDESIGNATED AND REISSUED.



III.     Date of Adoption.

         The above listed amendments to the Articles of Incorporation were adopted by the Board of Directors of the Corporation on June 24, 2003.

III. Shareholder Approval.

         The amendment to the Articles of Incorporation was approved by the Board of Directors. Shareholder approval was not required as provided in Article 3 of the Articles of Incorporation (prior to amendment), and as allowed by RCW ss.23B.06.020.

         IN WITNESS WHEREOF, the undersigned, being the duly authorized Secretary of this corporation, executed these Articles of Amendment to the Articles of Incorporation of Genesis Financial, Inc. on June 24, 2003.



/s/ Brad E. Herr
Brad E. Herr, Secretary
Genesis Financial, Inc.


STATE OF WASHINGTON        )
                           )ss.
County of Spokane.         )

         I, the undersigned, a Notary Public duly commissioned to take acknowledgements and administer oaths in the State of Washington, certify that Brad E. Herr, being the Secretary of Genesis Financial, Inc., personally appeared before me and executed these Articles of Amendment to the Articles of Incorporation of Genesis Financial, Inc.

         WITNESS my hand and notarial seal this 24th day of June, 2003.


                                       /s/T. A. Hayes
                                       ---------------------------------------
                                       NOTARY PUBLIC in and for the State of
                                       Washington, residing at Spokane. My
                                       Commission Expires: 2/24/2007